FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com select comfort ANNOUNCES FOURTH quarter

and full-year 2009 results

Reports Fourth Quarter Net Income of $0.69 Per Share, $0.08 Per Share on an Adjusted Basis;

23 Percent Increase in Same-store Sales; Elimination of Debt

MINNEAPOLIS – (Feb. 10, 2010) – Select Comfort Corporation (NASDAQ: SCSS) today reported fourth quarter and fiscal 2009 results for the period ended Jan. 2, 2010. Net sales for the quarter totaled $136.5 million, an increase of 4 percent on same-store growth of 23 percent, compared to $131.1 million in the fourth quarter of 2008, which included a 14-week selling period as compared to 13 weeks in 2009. The company reported fourth quarter net income of $35.3 million, or $0.69 per diluted share, compared to a net loss of $57.4 million, or $1.30 per diluted share, in the fourth quarter of 2008.

Both 2008 and 2009 periods included valuation allowance adjustments for income taxes and asset impairment charges. Adjusting for these items, net income would have been $0.08 per share in the fourth quarter of 2009 as compared to a net loss of $0.26 per share in the same period a year ago. A reconciliation is provided at the end of this news release.

“Our fourth quarter and full-year performance reflects strong execution against a set of initiatives that focused on controlling costs, building our brand for improved sales and preserving cash. The result is significantly improved profitability, with the company experiencing two consecutive quarters of same-store sales growth,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “The strategic focus and our improved business performance positions us well for continued same-store sales growth and improved profitability throughout 2010.”

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Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 2 of 13

“The company’s consistent cash generation in 2009, along with efforts to restructure our balance sheet, has allowed us to eliminate our debt,” said Jim Raabe, chief financial officer, Select Comfort Corporation. “This return to a positive cash position provides the flexibility to balance cash preservation with prospects for investments in growth.”

Fourth Quarter and Full-Year Summary

During the fourth quarter, net sales increased by 4 percent as compared to the year-ago period, and were up 9 percent after adjusting for the additional week in 2008. The increase in sales was driven by a 23 percent increase in same-store sales, offset by the impact of the closure of 72 stores since the beginning of 2009 and the termination of retail partner relationships totaling approximately 700 doors at the end of the third quarter 2009. These closed stores and retail partner terminations contributed $12.0 million in sales in the fourth quarter of 2008.

Gross profit margins increased 700 basis points from 55.9 percent of net sales in the prior-year period to 62.9 percent in fourth quarter 2009. The increase reflects improved product mix and cost restructuring initiatives completed during 2009.

Sales and marketing costs in the fourth quarter of 2009 decreased by 12 percent to $64.8 million, representing 47.5 percent of net sales, an improvement of 900 basis points versus the prior year. This compares to $74.0 million, or 56.5 percent of net sales in the prior-year period. Media investments in the fourth quarter totaled $16.1 million, 17 percent lower and more effective than the year-ago period. General and administrative expenses equaled $12.7 million in the fourth quarter, or 9.3 percent of net sales. This compares to $16.1 million, or 12.3 percent of net sales, in the fourth quarter of 2008.

Cash flows from operating activities were $66.6 million for full-year 2009, which includes $26.1 million in tax refunds associated with prior-year losses. This compares to $3.0 million of cash flows from operating activities for full-year 2008. The company reduced 2009 capital expenditures to $2.5 million, compared to $32.2 million in the prior year. As of year-end 2009, cash and cash

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Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 3 of 13

equivalents totaled $17.7 million and the company had no borrowings under its revolving credit agreement as compared to outstanding debt of $79.2 million at 2008 year-end. The company is in compliance with all bank covenants.

Net sales for 2009 totaled $544.2 million, a decrease of 11 percent as compared to $608.5 million in 2008. The company reported a net profit of $35.6 million, or $0.77 per diluted share in 2009, compared to a net loss of $70.2 million, or $1.59 per diluted share in 2008.

Both 2008 and 2009 periods included valuation allowance adjustments for income taxes and asset impairment charges while 2009 also included costs associated with a terminated financing transaction. Adjusting for these items, net income would have been $0.25 per share in fiscal 2009 as compared to a net loss of $0.51 per share in the same period a year ago. A reconciliation is provided at the end of this news release.

Fiscal 2010 Outlook

The company expects to increase earnings per share in 2010 by 30 percent to 50 percent to between $0.32 and $0.38 per share, as compared to adjusted earnings of $0.25 per share in 2009.  This outlook reflects the improved cost structure of the business and a cautious outlook about economic trends for 2010. The company is pleased with early 2010 sales trends and expects to generate positive same-store growth throughout the year. The comparison of 2010 and 2009 sales levels will be impacted by store closures and retail partner terminations in 2009, which together generated approximately $35.0 million in sales in 2009.

The company ended 2009 with 403 stores and expects to end 2010 with between 380 and 390 stores after the consolidation of planned store openings and closings. The company expects that 2010 capital expenditures will be approximately $10.0 million.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.”

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Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 4 of 13

To access the webcast, please visit the investor relations area of the Select Comfort Web site.

A webcast replay will remain available until midnight Central Time, Feb. 19, 2010, by dialing (203) 369-3972. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, increasing government regulations, including new flammability

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Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 5 of 13

standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the SEC, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 6 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	January 2, 2010	% of Net Sales		January 3, 2009	% of Net Sales

Net sales	$136,471	100.0%		$131,073	100.0%
Cost of sales	50,690	37.1%		57,827	44.1%
Gross profit	85,781	62.9%		73,246	55.9%

Operating expenses:
Sales and marketing	64,827	47.5%		73,994	56.5%
General and administrative	12,704	9.3%		16,114	12.3%
Research and development	573	0.4%		1,295	1.0%
Asset impairment charges	198	0.1%		32,060	24.5%
Total operating expenses	78,302	57.4%		123,463	94.2%
Operating income (loss)	7,479	5.5%		(50,217)	(38.3%	)
Interest expense / other	(1,032)	(0.8%	)	(1,289)	(1.0%	)
Income (loss) before income taxes	6,447	4.7%		(51,506)	(39.3%	)
Income tax (benefit) expense	(28,862)	(21.1%	)	5,930	4.5%
Net income (loss)	$35,309	25.9%		$(57,436)	(43.8%	)

Net income (loss) per share – basic	$0.73			$(1.30)

Net income (loss) per share – diluted	$0.69			$(1.30)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	48,375			44,305
Effect of dilutive securities:
Options	1,502			—
Restricted shares	468			—
Warrants	692			—
Diluted weighted-average shares outstanding[1]	51,037			44,305

1For the three months ended January 3, 2009, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Note: The fourth quarter of fiscal 2009 included one less week as compared to fiscal 2008.

Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 7 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Twelve Months Ended
	January 2, 2010	% of Net Sales		January 3, 2009	% of Net Sales

Net sales	$544,202	100.0%		$608,524	100.0%
Cost of sales	208,742	38.4%		249,952	41.1%
Gross profit	335,460	61.6%		358,572	58.9%
Operating expenses:
Sales and marketing	259,244	47.6%		332,068	54.6%
General and administrative	49,560	9.1%		57,994	9.5%
Research and development	1,973	0.4%		3,374	0.6%
Terminated equity financing costs	3,324	0.6%		—	0.0%
Asset impairment charges	686	0.1%		34,594	5.7%
Total operating expenses	314,787	57.8%		428,030	70.3%
Operating income (loss)	20,673	3.8%		(69,458)	(11.4%	)
Interest expense / other	(5,983)	(1.1%	)	(3,285)	(0.5%	)
Income (loss) before income taxes	14,690	2.7%		(72,743)	(12.0%	)
Income tax benefit	(20,862)	(3.8%	)	(2,566)	(0.4%	)
Net income (loss)	$35,552	6.5%		$(70,177)	(11.5%	)

Net income (loss) per share – basic	$0.78			$(1.59)

Net income (loss) per share – diluted	$0.77			$(1.59)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	45,682			44,186
Effect of dilutive securities:
Options	219			—
Restricted shares	269			—
Warrants	28			—
Diluted weighted-average shares outstanding[1]	46,198			44,186

1For the twelve months ended January 3, 2009, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Note: Fiscal 2009 included 52 weeks, as compared to 53 weeks in fiscal 2008.

Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 8 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	January 2, 2010	January 3, 2009
Assets
Current assets:
Cash and cash equivalents	$17,717	$13,057
Accounts receivable, net of allowance for doubtful accounts of $379 and $713, respectively	5,094	4,939
Inventories	15,646	18,675
Income taxes receivable	3,893	25,900
Prepaid expenses	5,879	4,109
Deferred income taxes	5,153	1,323
Other current assets	720	1,150
Total current assets	54,102	69,153
Property and equipment, net	37,682	53,274
Deferred income taxes	19,071	5,941
Other assets	7,385	7,045
Total assets	$118,240	$135,413

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Borrowings under revolving credit facility	$—	$79,150
Accounts payable	37,538	40,274
Customer prepayments	11,237	11,480
Accruals:
Sales returns	2,885	2,744
Compensation and benefits	15,518	14,575
Taxes and withholding	4,528	2,938
Other current liabilities	7,831	8,526
Total current liabilities	79,537	159,687

Non-current liabilities:
Warranty liabilities	5,286	5,956
Capital lease obligations	262	621
Other long-term liabilities	10,697	10,779
Total non-current liabilities	16,245	17,356
Total liabilities	95,782	177,043

Shareholders’ equity (deficit):
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01par value; 142,500 shares authorized, 54,310 and 44,962 shares issued and outstanding, respectively	543	450
Additional paid-in capital	32,860	4,417
Accumulated deficit	(10,945)	(46,497)
Total shareholders’ equity (deficit)	22,458	(41,630)
Total liabilities and shareholders’ equity (deficit)	$118,240	$135,413

Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 9 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

subject to reclassification

	Twelve Months Ended
	January 2, 2010	January 3, 2009

Cash flows from operating activities:
Net income (loss)	$35,552	$(70,177)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,054	22,186
Stock-based compensation	3,236	3,702
Disposals and impairments of assets	683	34,577
Excess tax benefits from stock-based compensation	—	(19)
Changes in deferred income taxes	(18,209)	25,075
Change in operating assets and liabilities:
Accounts receivable	(155)	13,963
Inventories	3,029	13,842
Income taxes receivable	22,007	(25,900)
Prepaid expenses and other assets	(1,776)	7,627
Accounts payable	2,545	(20,047)
Customer prepayments	(243)	3,153
Accrued sales returns	141	(1,007)
Accrued compensation and benefits	943	(250)
Accrued taxes and withholding	1,604	(1,846)
Warranty liabilities	(906)	(1,454)
Other accruals and liabilities	(866)	(452)
Net cash provided by operating activities	66,639	2,973

Cash flows from investing activities:
Purchases of property and equipment	(2,459)	(32,202)
Proceeds from sales of property and equipment	15	—
Net cash used in investing activities	(2,444)	(32,202)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(84,756)	35,809
Proceeds from issuance of common stock	26,534	651
Excess tax benefits from stock-based compensation	—	19
Debt issuance costs	(1,313)	(1,472)
Net cash (used in) provided by financing activities	(59,535)	35,007

Increase in cash and cash equivalents	4,660	5,778
Cash and cash equivalents, at beginning of period	13,057	7,279
Cash and cash equivalents, at end of period	$17,717	$13,057

Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 10 of 13

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended				Twelve Months Ended
	January 2, 2010		January 3, 2009		January 2, 2010		January 3, 2009
Percent of sales:
Retail	83.1%		80.9%		81.2%		78.2%
Direct	6.2%		6.9%		6.2%		7.7%
E-Commerce	5.7%		6.0%		5.3%		6.1%
Wholesale	5.0%		6.2%		7.3%		8.0%
Total	100.0%		100.0%		100.0%		100.0%

Sales growth rates:
Comparable-store sales[1]	23%		(29%	)	0%		(25%	)
Net closed stores/other	(16%	)	4%		(7%	)	4%
Retail total	7%		(25%	)	(7%	)	(21%	)
Direct	(7%	)	(37%	)	(29%	)	(26%	)
E-Commerce	1%		(41%	)	(22%	)	(32%	)
Total Company-Controlled Channels	6%		(28%	)	(10%	)	(22%	)
Wholesale	(18%	)	(61%	)	(19%	)	(38%	)
Total	4%		(31%	)	(11%	)	(24%	)

Stores open:
Beginning of period	408		475		471		478
Opened	2		1		4		19
Closed	(7)		(5)		(72)		(26)
End of period	403		471		403		471

Retail partner doors[2]	146		801		146		801

Other metrics:
Average sales per store ($ in 000’s)[3]	$1,046		$984
Average sales per square foot ($s)[3]	$710		$703
Stores > $1 million net sales[3]	48%		45%
Average mattress sales per mattress unit (Company-controlled channels; $s)	$1,755		$1,712		$1,743		$1,764

1Fiscal 2009 included 52 weeks, as compared to 53 weeks in fiscal 2008.  The additional week in 2008 was in the fiscal fourth quarter.  Comparable-store sales have been adjusted and reported as if both years had the same number of weeks.

2On August 11, 2009 we announced our decision to discontinue distribution through non-company owned mattress retailers in the contiguous United States. This change is part of the company’s effort to reignite the Sleep Number brand and continue to advance its distribution strategy. The decision was mutually agreed upon with the company’s retail partners and did not have a significant impact on sales or profit in 2009.

3Trailing twelve months for stores open at least one year.

Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 11 of 13

SELECT COMFORT CORPORATION AND SUBSIDIARIES

Reported to Adjusted Statements of Operations Data Reconciliation

(in thousands, except per share amounts)

	Three Months Ended
	January 2, 2010				January 3, 2009

	As Reported	Impairments(1)	Tax Valuation(2)	As Adjusted	As Reported	Impairments(1)	Tax Valuation(2)	As Adjusted
Operating income (loss)	$7,479	$198	$—	$7,677	$(50,217)	$32,060	$—	$(18,157)

Income (loss) before income taxes	6,447	198	—	6,645	(51,506)	32,060	—	(19,446)
Income tax (benefit) expense (3)	(28,862)	75	31,312	2,525	5,930	12,818	(26,840)	(8,092)
Net income (loss)	$35,309	$123	$(31,312)	$4,120	$(57,436)	$19,242	$26,840	$(11,354)

Net income (loss) per share –
Basic	$0.73	$0.00	$(0.65)	$0.09	$(1.30)	$0.43	$0.61	$(0.26)
Diluted	$0.69	$0.00	$(0.61)	$0.08	$(1.30)	$0.43	$0.61	$(0.26)

Basic Shares	48,375	48,375	48,375	48,375	44,305	44,305	44,305	44,305
Diluted Shares	51,037	51,037	51,037	51,037	44,305	44,305	44,305	44,305

(1)	Period ended January 2, 2010 includes impairment charges for underperforming stores
Period ended January 3, 2009 includes impairment charges for the abandonment of our plan to implement SAP-based applications and underperforming stores

(2)	In the fourth quarter of fiscal 2008, we established a $26.8 million valuation allowance against deferred taxes based on uncertainty regarding future taxable income.

In the fourth quarter of 2009, we reversed the valuation allowance against deferred taxes based on all available positive and negative evidence.  As adjusted income tax expense, for the period ended January 2, 2010, is presented on a normalized basis using an effective tax rate of 38.0%

(3)	Reflects annual effective tax rate, before discrete adjustments, of 38.0% and 40.0%, respectively, for the periods ended January 2, 2010 and January 3, 2009

Note -

Our “as adjusted” data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data.  However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts

GAAP - generally accepted accounting principles

Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 12 of 13

SELECT COMFORT CORPORATION AND SUBSIDIARIES

Reported to Adjusted Statements of Operations Data Reconciliation

(in thousands, except per share amounts)

	Fiscal Years Ended
	January 2, 2010					January 3, 2009
	As Reported	Terminated Equity Financing(1)	Impairments(2)	Tax Valuation(3)	As Adjusted	As Reported	Impairments(2)	Tax Valuation(3)	As Adjusted
Operating income (loss)	$20,673	$3,324	$686	$—	$24,683	$(69,458)	$34,594	$—	$(34,864)

Income (loss) before income taxes	14,690	3,324	686	—	18,700	(72,743)	34,594	—	(38,149)
Income tax (benefit) expense (4)	(20,862)	1,263	261	26,444	7,106	(2,566)	13,831	(26,840)	(15,575)
Net income (loss)	$35,552	$2,061	$425	$(26,444)	$11,594	$(70,177)	$20,763	$26,840	$(22,574)

Net income (loss) per share –
Basic	$0.78	$0.05	$0.01	$(0.58)	$0.25	$(1.59)	$0.47	$0.61	$(0.51)
Diluted	$0.77	$0.04	$0.01	$(0.57)	$0.25	$(1.59)	$0.47	$0.61	$(0.51)

Basic Shares	45,682	45,682	45,682	45,682	45,682	44,186	44,186	44,186	44,186
Diluted Shares	46,198	46,198	46,198	46,198	46,198	44,186	44,186	44,186	44,186

(1)	Period ended January 2, 2010 includes $3.3 million in terminated equity financing expenses

(2)	Period ended January 2, 2010 includes impairment charges for underperforming stores
Period ended January 3, 2009 includes impairment charges for the abandonment of our plan to implement SAP-based applications and underperforming stores

(3)	In the fourth quarter of fiscal 2008, we established a $26.8 million valuation allowance against deferred taxes based on uncertainty regarding future taxable income.

In the fourth quarter of 2009, we reversed the valuation allowance against deferred taxes based on all available positive and negative evidence.  As adjusted income tax expense, for the period ended January 2, 2010, is presented on a normalized basis using an effective tax rate of 38.0%

(4)	Reflects annual effective tax rate, before discrete adjustments, of 38.0% and 40.0%, respectively, for the periods ended January 2, 2010 and January 3, 2009

Note -

Our “as adjusted” data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data.  However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts

GAAP - generally accepted accounting principles

Select Comfort Announces Fourth Quarter and Full-Year 2009 Results – Page 13 of 13

SELECT COMFORT CORPORATION AND SUBSIDIARIES

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as operating income before non-cash expenses including depreciation, amortization, stock-based compensation and asset impairments. Management believes EBITDA is a useful indicator of the Company's financial performance. EBITDA is also a measure of current financial performance used in our debt covenant calculations. Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Fiscal Years
	January 2, 2010	January 3, 2009	2009	2008

Operating income (loss)	$7,479	$(50,217)	$20,673	$(69,458)

Depreciation and amortization	3,441	4,760	17,681	21,635
Stock-based compensation	696	365	3,236	3,702
Asset impairments	198	32,060	686	34,594
EBITDA	$11,814	$(13,032)	$42,276	$(9,527)

Note -

Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles